

<ARTICLE>  5

<LEGEND>
FINANCIAL DATA SCHEDULE FOR SODEXHO MARRIOTT SERVICES, INC.
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
COMPANY'S FISCAL YEAR ENDED SEPTEMBER 3, 1999 CONSOLIDATED STATEMENT
OF INCOME AND THE CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 3, 1999 FROM
THE COMPANY'S FORM 10-K AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>

<MULTIPLIER> 1,000,000





<PERIOD-TYPE>                                                        YEAR                     OTHER                     YEAR
<FISCAL-YEAR-END>                                             SEP-03-1999               AUG-28-1998              JAN-02-1998
<PERIOD-START>                                                AUG-29-1999               JAN-03-1998              JAN-04-1997
<PERIOD-END>                                                  SEP-03-1999               AUG-28-1998              JAN-02-1998

<CASH>                                                                 48                        79                      139
<SECURITIES>                                                            0                        10                        9
<RECEIVABLES>                                                         445                       374                      487
<ALLOWANCES>                                                           21                        17                       12
<INVENTORY>                                                            60                        54                      116
<CURRENT-ASSETS>                                                      642                       605                      914
<PP&E>                                                                257                       249                      763
<DEPRECIATION>                                                        172                       167                      258
<TOTAL-ASSETS>                                                      1,347                     1,341                    5,009
<CURRENT-LIABILITIES>                                                 718                       695                    1,149
<BONDS>                                                             1,010                     1,091                    1,829
<PREFERRED-MANDATORY>                                                   0                         0                        0
<PREFERRED>                                                             0                         0                        0
<COMMON>                                                               62                        62                       32
<OTHER-SE>                                                           (556)                     (617)                   1,431
<TOTAL-LIABILITY-AND-EQUITY>                                        1,347                     1,341                    5,009
<SALES>                                                             4,502                     2,828                    5,026
<TOTAL-REVENUES>                                                    4,502                     2,828                    5,026
<CGS>                                                               4,198                     2,709                    4,847
<TOTAL-COSTS>                                                       4,198                     2,709                    4,869
<OTHER-EXPENSES>                                                      133                        97                       94
<LOSS-PROVISION>                                                        0                         0                        0
<INTEREST-EXPENSE>                                                     88                        65                      110
<INCOME-PRETAX>                                                        92                       (32)                     (15)
<INCOME-TAX>                                                           41                        13                       15
<INCOME-CONTINUING>                                                    51                       (19)                       0
<DISCONTINUED>                                                          0                        77                      335
<EXTRAORDINARY>                                                         0                       (44)                       0
<CHANGES>                                                               0                         0                        0
<NET-INCOME>                                                           51                        14                      335
<EPS-BASIC>                                                        0.82                      0.27                    10.53
<EPS-DILUTED>                                                        0.81                      0.27                    10.53

On April 15, 1998, the Board of Directors of the Company approved the change of the fiscal year of the Company to the Friday nearest to August 31 of each year. Prior to this change in fiscal year, the Company's fiscal year ended on the Friday nearest to December 31 of each year. Thus, the 1998 fiscal year, which began on January 3, 1998, ended on August 28, 1998, and the 1999 fiscal year began on August 29, 1998 and ended on September 3, 1999 and was a 53-week period.


